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                                                                    EXHIBIT 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in the prospectus constituting part of Amendment No. 2 of this Registration Statement on Form S-4 (No. 333-03107) of our report dated January 31, 1996, on the financial statements of Kansas Combined Cellular included in the Form 10-K, as amended, of AirTouch Communications, Inc. for the year ended December 31, 1995, and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP

Kansas City, Missouri

July 11, 1996